Exhibit 3.1b

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Business Entity - Filing Acknowledgement

08/17/2026

Work Order Item Number: W2026081401043-5405100
Filing Number: 20265972984
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 8/14/2026 11:34:00 AM
Filing Page(s): 3

Indexed Entity Information:

Entity ID: E0034092011-6
Entity Name: EdgeMode, Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
CORPORATE CREATIONS NETWORK INC.
112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1
Commercial Recording

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

Business Number E0034092011 - 6 Filed in the Office of Filing Number 20265972984 Secretary of State State Of Nevada Filed On 8/14/2026 11:34:00 AM Number of Pages 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c Profit Corporation: Certificate of Amendment (PuRsuANT TO NRs 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles ( PuRsuANT TO NRs 78 . 403) Officer's Statement ( PuRsuANT TO NRs 80 . 030) Date : 08/13/2026 Time : (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: D The entity name has been amended. D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended. The authorized shares have been amended. D The directors , managers or general partners have been amended. D IRS tax language has been added . D Articles have been added. D Articles have been deleted . D Other. The articles have been amended as follows : (provide article numbers , if available) Article IV is hereby amended as indicated on (continued below) (attach add i tional page(s) if necessary) . Information Being hanged: (Domestic orporations only) C,Lru.,s f tW!k.lA,U" I Chief Executive Officer x""===== ------- - Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title * If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstand i ng shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required , of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . 6. Signature: (Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) Exhibit A attached hereto. This form must be accompanied by appropriate fees. Page 2 of 2 Revised : 9 / 1 / 2023

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF EDGEMODE, INC. Edgemode , Inc . (the "Corporation " ) , a corporation organized and existing under the Revised Statutes of the State of Nevada (the "Nevada Revised Statutes " ) , hereby certifies as follows : 1. Pursuant to Sections 78 . 385 and 78 . 390 of the Nevada Revised Statutes, the amendment herein has been duly approved by the Board of Directors and the holders of the majority of the out s tanding v oting power of the Corporation . 2. Article IV of the Articles of Incorporation , as amended , is hereby amended to increase the number of authorized shares of common stock as follows : The Corporation is authorized to issue 56 , 000 , 000 , 000 shares of common stock, $0 . 001 par value per share. 3. This Certificate of Amendment to the Articles of Incorporation was duly adopted and approved by the Board of Directors and stockholders of the Corporation on the l 0 th day of July 2026 in accordance with Sections 78 . 385 and 78 . 390 of the Nevada Revised Statutes . 4. This Certificate of Amendment to the Articles oflncorporation will be effective as of August 13 , 2026 . IN WITNESS WHEREOF , the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of the l 0 t h day of August 2026 . aulkner Chief Executive Officer

NEVADA STATE BUSINESS LICENSE EdgeMode, Inc. Nevada Business Identification # NV20111048323 Expiration Date: 01/31/2027 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202608176895692 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 08/17/2026. FRANCISCO V. AGUILAR Secretary of State